FIRST AMENDMENT TO THE
PIONEER NATURAL RESOURCES USA, INC.
401(k) AND MATCHING PLAN
(Amended and Restated Effective as of January 1, 2020)

THIS FIRST AMENDMENT is made and entered into by Pioneer Natural Resources USA, Inc. (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “Plan”);

WHEREAS, pursuant to Section 8.3 of the Plan, the Benefit Plan Design Committee (the “Committee”) of the Company maintains the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to amend the Plan to (i) change the matching contribution rate and additional matching contribution rate effective May 25, 2020 (the “Effective Date”) and (ii) add discretionary nonelective contributions.

NOW THEREFORE, the Plan is hereby amended as of the Effective Date as follows:

1. Section 1.1(o) of the Plan is hereby amended as follows:

(o) “Employer Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any amounts credited to his or her Employer Account under the Superseded Plan as in effect on December 31, 2001, (ii) any Matching Contributions made to the Plan for the Participant on or after January 1, 2002 and (iii) any Nonelective Contributions made to the Plan for a Covered Employee.

2. Section 1.1(mmm) is hereby added to the Plan as follows:

(mmm)  “Nonelective Contributions” means a contribution made by an Employer to the Plan for a Covered Employee pursuant to Section 3.10.

3. Section 3.2(a) of the Plan is hereby amended as follows:

(a)

(i) For each pay period ending prior to May 25, 2020, an Employer shall make to the Plan for each Participant in its employ a Matching Contribution equal to 200% of the Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 5% of such Participant’s Basic Compensation for such pay period.

(ii) For each pay period beginning on or after May 25, 2020, an Employer shall make to the Plan for each Participant in its employ a Matching Contribution equal to 100% of the Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 5% of such Participant’s Basic Compensation for such pay period.

4. Section 3.2(b) of the Plan is hereby amended as follows:

(b)

(i) For the Plan Year ending on December 31, 2020, an Employer shall make to the Plan for each Participant in its employ on the last day of such Plan Year an additional Matching Contribution prorated based on the Matching Contribution rates set forth in Section 3.2(a). The additional Matching Contribution will equal (1) A minus B, where A is equal to 200% multiplied by the lesser of (i) the Participant’s Total Tax-Advantaged Contributions for the Plan Year or (ii) 5% of the Participant’s Basic Compensation for the Plan Year, and B is equal to the total amount of Matching Contributions made for the Participant for the Plan Year pursuant to Section 3.2(a) (iii) multiplied by 11/26 plus (2) C minus D, where C is equal to 100% multiplied by the lesser of (i) the Participant’s Total Tax-Advantaged Contributions for the Plan Year or (ii) 5% of the Participant’s Basic Compensation for the Plan Year, and D is equal to the total amount of Matching Contributions made for the Participant for the Plan Year pursuant to Section 3.2(a) (iii) multiplied by 15/26; provided, however, that a Participant shall not receive an allocation of an additional Matching Contribution if the amount of such contribution is less than $1.

(ii) As of the end of each Plan Year beginning on or after January 1, 2021, an Employer shall make to the Plan for each Participant in its employ on the last day of such Plan Year an additional Matching Contribution equal to A minus B, where A is equal to 100% multiplied by the lesser of (i) the Participant’s Total Tax-Advantaged Contributions for the Plan Year or (ii) 5% of the Participant’s Basic Compensation for the Plan Year, and B is equal to the total amount of Matching Contributions made for the Participant for the Plan Year pursuant to Section 3.2(a); provided, however, that a Participant shall not receive an allocation of an additional Matching Contribution if the amount of such contribution is less than $1.

5. A new Section 3.10 entitled “Nonelective Contributions” is added to Article III of the Plan as follows:

(a) As of the last day of the Plan Year, an Employer may make a discretionary Nonelective Contribution to the Plan to be allocated to the account of each Covered Employee who meets the allocation requirements of Section 3.10(b), without regard to whether such Covered Employee made any Tax-Advantaged Contributions for such year.

(b) Nonelective Contributions shall not be allocated to the account of a Covered Employee who is not an Employee as of the last day of the Plan Year. This last day of employment requirement does not apply where a Covered Employee terminates during the Plan Year due to Retirement, Permanent Disability or death.

(c) All Nonelective Contributions made for a Covered Employee pursuant to this Section shall be credited to such Covered Employee’s Employer Account.

NOW, THEREFORE, be it further provided that except as provided above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has executed this First Amendment this 6th day of May 2020 to be effective as specified above.

PIONEER NATURAL RESOURCES USA, INC.

  By: /s/ Tyson L. Taylor
  Name: Tyson Taylor
 Title: Vice President, Human Resources